Exhibit 99.1

SolarEdge Announces Quarter Ended September 30, 2016
Financial Results

FREMONT, Calif. — November 9, 2016. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in PV inverters, power optimizers, and module-level monitoring services, today announced its financial results for the quarter ended September 30, 2016.

Quarter Ended September 30, 2016 Highlights

•	Revenues for the quarter of $128.5 million

•	GAAP gross margin for the quarter of 32.6%

•	GAAP operating income for the quarter of $18.2 million

•	GAAP net income for the quarter of $15.6 million

•	Non-GAAP net income for the quarter of $20.9 million

•	GAAP net diluted earnings per share for the quarter of $0.35

•	Non-GAAP net diluted earnings per share for the quarter of $0.46

•	466 Megawatts (AC) of inverters shipped for the quarter

“The solar market is facing challenging times. Despite this, our financial parameters continue to be strong and we are confident in our strategy. We are focused on maintaining and growing our market share by adjusting our plans to the changing environment and continuing to invest in R&D for new innovative products and diligent cost reduction, while improving operational efficiency and increasing geographic diversification,” said Guy Sella, Founder, Chairman and CEO of SolarEdge.

Quarter Ended September 30, 2016 Summary

The Company reported revenues of $128.5 million, an increase of 3% from the prior quarter and an increase of 12% year over year.

GAAP gross margin reached 32.6%, up from 31.4% in the prior quarter and up 29.1% year over year.

GAAP operating expenses were $23.6 million, an increase of 11% from the prior quarter and an increase of 27% year over year.

GAAP operating income was $18.2 million, up from $17.9 million in the prior quarter and form $14.9 million year over year.

GAAP net income was $15.6 million, down from $17.3 million in the prior quarter and up from $14.4 million year over year.

Non-GAAP net income was $20.9 million, up from $19.9 million in the prior quarter and up from $16.3 million year over year.

GAAP net diluted earnings per shares (“EPS”) was $0.35, down from $0.39 in the prior quarter and up from $0.32 year over year.

Non-GAAP net diluted EPS was $0.46, up from $0.44 in the prior quarter and up from $0.36 year over year.

As of September 30, 2016, cash, cash equivalents, restricted cash and marketable securities totaled $206.7 million, compared to $186.6 million on June 30, 2016. As of September 30, 2016, the Company did not have any debt.

Outlook for the Quarter Ending December 31, 2016

The Company also provides guidance for the quarter ending December 31, 2016 as follows:

•	Revenues to be within the range of $110 million to $120 million;

•	Gross margins to be within the range of 30% to 32%.

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. ET on Wednesday, November 9, 2016. The call will be available, live, to interested parties by dialing +1 877-852-6581. For international callers, please dial +1 719-325-4800. The Conference ID number is 5288310.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. The SolarEdge system consists of power optimizers, inverters, storage solutions and a cloud-based monitoring platform and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations. SolarEdge is online at http://www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Registration Statement on Form S-1 (including the related prospectus), Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed on August 17, 2016, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of November 9, 2016.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended September 30,
	2016	2015
	Unaudited

Revenues	$128,484	$115,054
Cost of revenues	86,609	81,527

Gross profit	41,875	33,527

Operating expenses:

Research and development, net	9,935	6,991
Sales and marketing	10,036	8,244
General and administrative	3,664	3,418

Total operating expenses	23,635	18,653

Operating income	18,240	14,874

Financial income (expenses), net	390	(72)

Income before taxes on income	18,630	14,802

Taxes on income	3,014	370

Net income	$15,616	$14,432

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,
	2016	2016
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$90,014	$74,032
Restricted cash	946	928
Marketable Securities	61,786	59,163
Trade receivables, net	84,898	72,737
Prepaid expenses and other accounts receivable	17,276	21,340
Inventories	68,434	81,550

Total current assets	323,354	309,750

PROPERTY AND EQUIPMENT, NET	30,377	27,831

LONG-TERM ASSETS:
Marketable securities	53,955	52,446
Prepaid expenses and lease deposits	437	399
Deferred tax assets, net	4,127	6,296
Intangible assets, net	695	716

Total assets	$412,945	$397,438

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables, net	$40,282	$48,481
Employees and payroll accruals	11,975	10,092
Warranty obligations	15,103	14,114
Deferred revenues	2,421	3,859
Accrued expenses and other accounts payable	8,719	10,725

Total current liabilities	78,500	87,271

LONG-TERM LIABILITIES
Warranty obligations	41,305	37,078
Deferred revenues	16,059	14,684
Lease incentive obligation	2,135	2,297

Total long-term liabilities	59,499	54,059

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS’ EQUITY:

Common stock	4	4
Additional paid-in capital	302,587	299,214
Accumulated other comprehensive income	120	271
Accumulated deficit	(27,765)	(43,381)

Total stockholders’ equity	274,946	256,108

Total liabilities and stockholders’ equity	$412,945	$397,438

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended September 30,
	2016	2015
	Unaudited
Cash flows provided by operating activities:
Net income	$15,616	$14,432
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	1,271	738
Amortization of intangible assets	21	21
Amortization of premiums on available-for-sale marketable securities	332	-
Stock-based compensation	3,100	1,832
Realized losses on Cash Flow Hedges	-	1

Changes in assets and liabilities:
Inventories	13,120	(5,956)
Prepaid expenses and other accounts receivable	4,176	11,811
Trade receivables, net	(12,102)	(11,928)
Deferred tax assets, net	2,180	-
Trade payables	(8,200)	(13,500)
Employees and payroll accruals	1,879	1,044
Warranty obligations	5,216	4,025
Deferred revenues	(63)	1,970
Accrued expenses and other accounts payable	(2,015)	1,467
Lease incentive obligation	(162)	(11)

Net cash provided by operating activities	24,369	5,946

Cash flows used in investing activities:
Purchase of property and equipment	(3,815)	(3,292)
Purchase of intangible assets	-	(800)
Decrease (increase) in restricted cash	(18)	51
Decrease (increase) in short and long-term lease deposits	(29)	73
Investment in available-for-sale marketable securities	(19,928)	-
Maturities of available-for-sale marketable securities	15,304	-

Net cash used in investing activities	(8,486)	(3,968)

Cash flows from financing activities:
Proceeds from issuance of shares upon exercise of options	273	17

Net cash provided by financing activities	273	17

Increase in cash and cash equivalents	16,156	1,995
Cash and cash equivalents at the beginning of the period	74,032	144,750
Effect of exchange rate differences on cash and cash equivalents	(174)	(16)

Cash and cash equivalents at the end of the period	$90,014	$146,729

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

Reconciliation of Non-GAAP Financial Measures

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015

Gross profit (GAAP)	41,875	39,113	33,527
Stock-based compensation	385	310	180
Gross profit (Non-GAAP)	42,260	39,423	33,707

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Gross margin (GAAP)	32.6%	31.4%	29.1%
Stock-based compensation	0.3%	0.2%	0.2%
Gross margin (Non-GAAP)	32.9%	31.6%	29.3%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Operating expenses (GAAP)	23,635	21,229	18,653
Stock-based compensation R&D	927	747	395
Stock-based compensation S&M	849	730	616
Stock-based compensation G&A	939	613	641
Operating expenses (Non-GAAP)	20,920	19,138	17,001

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Operating income (GAAP)	18,240	17,884	14,874
Stock-based compensation	3,100	2,401	1,832
Operating income (Non-GAAP)	21,340	20,285	16,706

	Reconciliation of GAAP to Non-GAAP Tax on income (Tax benefit)
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Tax on income (Tax benefit) (GAAP)	3,014	84	370
Tax expenses due to utilization of deferred tax asset	(2,179)	(247)	----
Tax on income (Tax benefit) (Non-GAAP)	835	(163)	370

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net income (GAAP)	15,616	17,273	14,432
Stock-based compensation	3,100	2,401	1,832
Tax expenses due to utilization of deferred tax asset	2,179	247	----
Net income (Non-GAAP)	20,895	19,921	16,264

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net basic earnings per share (GAAP)	0.38	0.42	0.37
Stock-based compensation	0.08	0.06	0.04
Tax expenses due to utilization of deferred tax asset	0.05	0.01	----
Net basic earnings per share (Non-GAAP)	0.51	0.49	0.41

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net diluted earnings per share (GAAP)	0.35	0.39	0.32
Stock-based compensation	0.06	0.04	0.04
Tax expenses due to utilization of deferred tax asset	0.05	0.01	----
Net diluted earnings per share (Non-GAAP)	0.46	0.44	0.36

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended
	September 30, 2016	June 30, 2016	September 30, 2015
Number of shares used in computing net diluted earnings per share (GAAP)	43,995,227	44,463,087	44,455,964
Stock-based compensation	1,742,211	1,216,866	686,470
Number of shares used in computing net diluted earnings per share (Non-GAAP)	45,737,438	45,679,953	45,142,434